Exhibit 99.1
PowerSecure Reports Second Quarter Results
Company Posts Strong Sequential Results in the Face of Difficult Economic
Headwinds
Wake Forest, N.C. — August 6, 2009 — PowerSecure International, Inc. (Nasdaq: POWR) today reported second quarter 2009 revenues of $25.1 million and diluted earnings per share (“E.P.S.”) of $0.04, compared to second quarter 2008 revenues of $42.0 million and E.P.S. of $0.28. The Company’s second quarter 2009 results were lower compared to the second quarter of 2008 due to the completion of a large number of projects for Publix Supermarkets in 2008. Excluding Publix project revenues in both years’ second quarters, revenues increased 1.4%, from $22.7 million in the second quarter of 2008 to $23.0 million in the second quarter of 2009. The Company’s second quarter 2009 total revenues of $25.1 million increased 27.5% on a sequential basis from the first quarter of 2009.
For the second quarter of 2009, the Company’s Energy and Smart Grid Solutions segment (including the strategic growth areas of Interactive Distributed Generation®, Utility Infrastructure, and Energy Efficiency), realized the following revenue variances compared to the second quarter of 2008 (“year-over-year” variances) and the first quarter of 2009 (“sequential” variances):
1)	Interactive Distributed Generation: Excluding Publix, this business unit’s revenues were equal to prior year revenues, continuing to show its ability to generate revenue beyond Publix, even in a very difficult economy. Including the expected decrease in Publix projects, Interactive Distributed Generation experienced a 60% year-over-year decrease in revenues. However, on a sequential basis, this business unit’s revenues were up 56% over the first quarter of 2009.
2)	Energy Efficiency: This area realized a 402% year-over-year increase in revenues. The Company’s EfficientLights business drove these increases, delivering record quarterly revenues of $4.6 million, representing an eleven-fold increase over the prior year. This growth was partially offset by revenue decreases in the Company’s EnergyLite business, driven by planned reductions in the Company’s focus on EnergyLite in favor of more aggressive deployment of resources towards EfficientLights business opportunities. On a sequential basis, Energy Efficiency revenues increased 104%, driven by EfficientLights revenues which more than doubled from the first quarter of 2009 to the second quarter of 2009.
3)	Utility Infrastructure: This area realized a 43% year-over-year decrease in revenues, driven by a decrease in revenues from large infrastructure projects, partially offset by increases in new utility services business. On a sequential basis, Utility Infrastructure revenues decreased 21%.
For the second quarter of 2009, the Company’s Energy Services segment realized an 8.8% year-over-year decrease in revenues from its Southern Flow business unit. However, Southern Flow revenues were down just 0.9% on a sequential basis from the first quarter of 2009. Additionally, the Company’s WaterSecure business posted pre-tax income of $0.5 million, down 64% from the prior year period, driven by declines in the price of oil and the adverse impact of low natural gas prices on industry production. On a sequential basis, however, WaterSecure’s pre-tax income for the second quarter of 2009 was down just 14% versus the first quarter of 2009.

The Company’s second quarter 2009 gross margin as a percent of revenue was a healthy 32.8%. On a year-over-year basis, gross margin was down only slightly (0.1 percentage point) compared to the second quarter of 2008. However, on a sequential basis, second quarter 2009 gross margin as a percent of revenue improved substantially over the first quarter of 2009, increasing a full 3.0 percentage points.
Second quarter 2009 operating expenses were $7.6 million, down 24.1% from the prior year period, and up 2.6% on a sequential basis versus the first quarter of 2009. The reductions versus prior year were due to proactive cost reduction measures taken in 2008 and early 2009 in anticipation of the continuing difficult economic climate, as well as reductions in selling expense due to lower year-over-year revenues. The sequential quarterly increase in operating expenses was driven by the 27.5% sequential revenue increase and the resulting increase in selling expense.
The Company reported that its balance sheet remains strong. The Company’s second quarter ending cash balance was $18.9 million, and its $50 million revolving credit facility remained undrawn.
Sidney Hinton, CEO of PowerSecure, said, “The PowerSecure team once again delivered results that exceeded our expectations. At the outset of the second quarter, given the difficult economy, we expected our results to be approximately equal to our first quarter — but the terrific execution of our people resulted in strong sequential revenue and profit growth. We have also seen a nice uptick in order flow since April — including $11 million of new orders for our EfficientLights technology, and $17 million of awards for our Interactive Distributed Generation systems and Utility Infrastructure projects — which leads us to be optimistic that the markets for our products are beginning to show signs of recovery. However, at the same time, we recognize that the deep recession and soft capital markets will continue to affect our businesses in the near to mid-term, and we fully expect our customers’ spending, and therefore our order flow, to remain choppy until there is sustained improvement in the economy. We continue to be very confident in our position in the marketplace, the strong value our capabilities deliver to our utility partners and customers, and in our long-term prospects for profitable growth.”
As of the date of this press release, the Company’s revenue backlog expected to be recognized after June 30, 2009 is $88 million. This includes revenue related to new business announcements made by the Company on June 22 and July 20, 2009, and is $1 million more than the $87 million of revenue backlog reported in the Company’s first quarter 2009 earnings release (issued on May 7, 2009). The Company’s revenue backlog and the estimated timing of revenue recognition is outlined below, including “project-based revenues” expected to be recognized as projects are completed, and “recurring revenues” expected to be recognized over the life of the contracts:
     Revenue Backlog to be recognized after June 30, 2009

	Anticipated	Estimated Primary
Description	Revenue	Recognition Period

Project-based Revenue — Near term	$38 Million	3Q09 through 1Q10
Project-based Revenue — Long term	$18 Million	2Q10 through 2011
Recurring Revenue	$32 Million	3Q09 through 2015

Revenue Backlog to be recognized after June 30, 2009	$88 Million
Note: Revenue and primary recognition periods are subject to risks and uncertanities as indicated in the Company’s safe harbor statement, below. Consistent with past practice, these figures are not intended to constitute the Company’s total revenue over the indicated time periods, as the Company has additional, regular on-going revenues. Examples of additional, regular recurring revenues include revenues from the Company’s Southern Flow Business, UtilityEngineering and PowerServices engineering fees,monitoring, and maintenance revenue, among others. Numbers may not add due to rounding.

The Company will host a conference call commencing today at 5:30 p.m. eastern time to discuss its second quarter 2009 results, business operations, strategic initiatives and prospects for the future. The conference call will be webcast live and can be accessed from the Investor Relations section of the Company’s website at www.powersecure.com. Participants can also access the call by dialing 888-713-4209 (or 617-213-4863 if dialing internationally), and providing pass code 76816227. If you are unable to participate during the live webcast, a replay of the conference call will be available beginning today at 8:30 p.m. eastern time through midnight on September 3, 2009. To listen to the replay, dial toll-free 888-286-8010 (or 617-801-6888 if dialing internationally), and enter pass code 80909780. In addition, the webcast will be archived on the Company’s website at www.powersecure.com.
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. The Company’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Interactive Distributed Generation®, Utility Infrastructure, and Energy Efficiency. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast peak electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power, 2) provide utilities with dedicated electric power generation assets for their demand response needs, and 3) provide customers with the most dependable standby power in the industry. The Company also provides utilities with regulatory consulting, power system and transmission engineering and construction, and provides businesses with energy efficiency products and services, including its state-of-the art EfficientLights lighting solution for refrigerated cases. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information about the Company is available at www.powersecure.com.
This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s future revenues, earnings, margins, cash resources and cash flow and other financial and operating information and data; the Company’s future business operations, strategies and prospects; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the recent downturn, disruption and volatility in the economy, financial markets and business markets and the effects thereof on the Company’s markets and customers, the demand for its products and services, and the Company’s access to capital; the size, timing and terms of sales and orders, including the Company’s revenue backlog discussed in this press release, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the ability of the Company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the Company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to successfully expand its recurring revenue projects, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to continue the growth and diversification of its customer base; the ability of the Company to attract, retain, and motivate its executives and key personnel; changes in the energy industry in general and the electricity, oil, and natural gas markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2008, as well as subsequently filed reports on Form 10-Q and Form 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760

PowerSecure International, Inc.
Consolidated Statements of Operations (unaudited)
($000’s except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008
Revenue	25,135	41,952	44,855	75,527
Cost of sales	16,880	28,152	30,726	51,707

Gross Profit	8,255	13,800	14,129	23,820

Operating expenses
General and administrative	6,006	7,553	12,026	14,796
Selling, marketing, and service	969	1,889	1,800	3,214
Depreciation and amortization	563	527	1,105	984
Research and development	66	45	86	64

Total operating expenses	7,604	10,014	15,017	19,058

Operating income (loss)	651	3,786	(888)	4,762

Other income (expense)
Management fees	98	164	203	313
Interest and other income	38	119	91	345
Interest and finance charges	(145)	(52)	(319)	(103)
Equity income	401	1,227	878	2,191

Income (loss) before income taxes	1,043	5,244	(35)	7,508
Income tax benefit (provision)	(26)	(304)	(50)	(616)

Income (loss) from continuing operations	1,017	4,940	(85)	6,892

Discontinued operations
Loss on Disposal	0	0	0	(42)
Income (loss) from operations	0	0	0	(35)

Income (loss) on discontinued operations	0	0	0	(77)

Net income (loss)	1,017	4,940	(85)	6,815
Less: Net income attributable to noncontrolling interest	(331)	0	(365)	0

Net income (loss) attributable to PowerSecure International, Inc.	686	4,940	(450)	6,815

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Income (loss) from continuing operations:
Basic	0.04	0.29	(0.03)	0.41

Diluted	0.04	0.28	(0.03)	0.40

Net Income (loss):
Basic	0.04	0.29	(0.03)	0.40

Diluted	0.04	0.28	(0.03)	0.39

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	17,159	16,927	17,127	16,912

Diluted	17,159	17,343	17,127	17,428

PowerSecure International, Inc.
Condensed Consolidated Balance Sheets (unaudited)
($000’s)

	June 30,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	18,861	24,316
Trade receivables, net of allowance for doubtful accounts	26,593	25,215
Inventories	23,064	19,713
Deferred income taxes	2,919	2,919
Prepaid expenses and other current assets	1,309	1,680

Total Current Assets	72,746	73,843

PROPERTY, PLANT, AND EQUIPMENT:
Equipment	22,212	20,297
Furniture and fixtures	658	650
Land, building, and improvements	4,711	4,674

Total property, plant, and equipment at cost	27,581	25,621
Less accumulated depreciation and amortization	4,435	3,739

Property, plant, and equipment, net	23,146	21,882

OTHER ASSETS:
Goodwill	7,256	7,256
Restricted annuity contract	2,176	2,133
Intangible rights and capitalized software, net of accum amort	1,122	1,276
Investment in unconsolidated affiliate	3,854	4,106
Other assets	325	338

Total other assets	14,733	15,109

TOTAL ASSETS	110,625	110,834

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	7,309	5,817
Accrued and other liabilities	21,652	23,147
Restructuring charges payable	890	1,349
Current income taxes payable	0	181
Current unrecognized tax benefit	79	79
Capital lease obligations	736	716

Total current liabilites	30,666	31,289

LONG-TERM LIABILITIES
Capital lease obligations	4,828	5,201
Unrecognized tax benefit	790	790
Deferred Compensation	554	388
Restructuring Charges	0	355

Total long-term liabilites	6,172	6,734

STOCKHOLDERS’ EQUITY
Perferred stock — undesignated	0	0
Preferred stock — Series C	0	0
Common stock	172	171
Additional paid-in-capital	109,444	108,384
Accumulated deficit	(36,194)	(35,744)

Total PowerSecure International, Inc. stockholders’ equity	73,422	72,811
Noncontrolling Interest	365	0

Total stockholders’ equity	73,787	72,811

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	110,625	110,834

PowerSecure International, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
($000’s)

	Six Months Ended
	June 30,	June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	(450)	6,815
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,105	985
Noncontrolling interest	365	0
Deferred income taxes	0	65
Loss on disposal of miscellaneous assets	30	149
Equity in income of unconsolidated affiliate	(878)	(2,191)
Distributions from unconsolidated affiliate	1,093	544
Stock compensation expense	787	1,215
Changes in operating assets and liabilities, net of effect of aquisitons:
Trade receivables, net	(1,378)	(3,586)
Inventories	(3,024)	499
Other current assets and liabilities	189	84
Assets of discontinued operations held for sale	0	2,400
Other noncurrent assets	14	62
Accounts payable	1,492	1,606
Restructuring charges	(814)	(3,124)
Accrued and other liabilities	(1,494)	(10,883)
Liabilities of discontinued operations held for sale	0	(755)
Deferred compensation obligation	166	166
Restricted annuity contract	(43)	(70)

Net cash provided by (used in) operating activities	(2,840)	(6,019)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(1,612)	(15,053)
Additions to intangible rights and software development	(134)	(110)
Acquisitions, net of cash acquired	(800)	0
Proceeds from sale of property, plant and equipment	10	1

Net cash provided by (used in) investing activities	(2,536)	(15,162)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan	0	2,584
Proceeds from stock option/warrant exercises, net of shares tendered	274	212
Principal payments on long-term notes payable	0	(65)
Net borrowings (payments) on revolving line of credit	0	0
Payments on capital lease obligations	(353)	0

Net cash provided by (used in) financing activities	(79)	2,731

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(5,455)	(18,450)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	24,316	28,710

CASH AND CASH EQUIVALENTS AT END OF PERIOD	18,861	10,260

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